Exhibit 99.1

NEWS RELEASE

Par Pacific Announces Agreements to Exchange $31.7 Million of Its 5.00%

Convertible Senior Notes Due 2021 for Common Stock and Cash

HOUSTON, May 16, 2019 (GLOBE NEWSWIRE) – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today announced that it has entered into privately negotiated exchange agreements with a limited number of holders of its 5.00% Convertible Senior Notes due 2021. Pursuant to the exchange agreements, the Company will exchange approximately $31.7 million in aggregate principal amount of notes for (i) 1,303,344 newly issued shares of the Company’s common stock plus (ii) approximately $14.8 million in cash.

The Company anticipates that the exchanges will be completed on or about May 22, 2019. Upon completion of the exchanges, the aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2021 is anticipated to be reduced to approximately $83.3 million. The conversion rate for the notes is 55.5556 shares of common stock per $1,000 principal amount of notes (which is equivalent to a conversion price of approximately $18.00 per share of common stock). As a result, the Company anticipates issuing upon completion of the exchanges 457,935 fewer shares of common stock than the amount that the exchanged notes would have otherwise been convertible into pursuant to this conversion rate.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The exchanges are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

About Par Pacific Holdings

Par Pacific Holdings, Inc., headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses. Par Pacific’s strategy is to acquire and develop energy and infrastructure businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000-bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000-bpd of combined refining capacity, related multimodal logistics systems and 33 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

This press release includes forward-looking statements based on management’s current expectations. These statements include, but are not limited to, Par Pacific’s expectations related to: the completion of the exchanges on or about May 22, 2019, the principal amount of notes outstanding following the exchanges and the number of shares that the notes would have otherwise been convertible into. For these statements, Par Pacific claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause Par Pacific’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the factors more fully described in Par Pacific’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that Par Pacific files with the Securities and Exchange Commission. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this release.

For Investors:

Suneel Mandava

Senior Vice President, Finance

(713) 969-2136

Smandava@parpacific.com

###